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    EXHIBIT 11. STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                            Quarter Ended
                                                                            March 31, 1998
                                                                            --------------
                                                                            (In Thousands,
                                                                        Except Per Share Data)


          1.      Net Income                                                    $22,269
                     Less: Preferred stock dividends declared                     1,500
                                                                                -------
                  Net income available to common shareholders                   $20,769
                                                                                =======

          2.      Weighted average common shares outstanding                     26,328
          3.      ESOP shares not committed to be released                       (1,680)
          4.      RRP shares purchased but unallocated                              (11)
                                                                                -------
          6.      Total weighted average common shares outstanding               24,637
                                                                                =======

          7.      Basic earnings per common share                               $  0.84
                                                                                =======

          8.      Total weighted average common shares outstanding               24,637
          9.      Dilutive effect of stock options using the treasury
                     stock method                                                 1,409
                                                                                -------
         10.      Total average common and common equivalent
                     shares                                                      26,046
                                                                                =======

         11.      Diluted earnings per common share                             $  0.80
                                                                                =======




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